Pacific Clean Technologies, Inc.
(formerly Unseen Solar, Inc.)
Unaudited Pro Forma Balance Sheet

	Pacific Clean	Western Water
	Water Technologies, Inc.	Consultants Inc.	Pro Forma
	October 31, 2012	September 30, 2012	Adjustments		Pro Forma
ASSETS
Current assets:
Cash	$ -	$ 90,762			$ 90,762
Trade receivables, net of $0 allowance for doubtful accounts	-	395,676			395,676
Other	319	6,185			6,504
Property, Plant and Equipment, net of accumulated depreciation of $0 and $87,982
	-	87,287			87,287

Total Assets	319	579,910			580,229

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$ 1,731	$ 104,539			$ 106,270
Accrued Liabilities	659	10,825			11,484
Deferred tax liability	-	11,516			11,516
Line of credit	-	185,458			185,458
Obligations under capital leases - short term	-	26,066			26,066
Notes payable - third party	34,642				34,642
Notes payable - related party	15,701				15,701
Obligations under capital leases - long term	-	24,192			24,192

Total Liabilities	52,733	362,596			415,329

Stockholder's equity (deficit)
Preferred stock, 20,000,000 and 0 shares authorized at par value
of $0.0001, no shares issued and outstanding	-	-			-
Common stock, 500,000,000 shares authorized at par value of
$0.0001, 120,000,000 shares issued and outstanding	12,000	-	18,000	A	30,000
Common stock, 1,000,000 shares authorized
140,000 issued and outstanding	-	105,000	(105,000)	A	-
Additional paid in capital	13,000	-	9,586	A	22,586
Retained earnings/(deficit)	(77,414)	112,314	77,414	A	112,314

Total shareholders' equity (deficit)	(52,414)	217,314	-		164,900

Total liabilities and shareholders' equity (deficit)	319	579,910	-		580,229

See accompanying notes to the unaudited pro forma financial statements.

Western Water Consultants, Inc.
Unaudited Pro Forma Statement of Operations

	Pacific Clean	Western Water
	Water Technologies, Inc.	Consultants Inc.	Pro Forma
	Nine Months Ended	Nine Months Ended
	October 31, 2012	September 30, 2012	Adjustments		Pro Forma
Revenue
Total Revenues	$ -	$ 2,186,350			$ 2,186,350

Cost of sales	-	1,337,126			1,337,126

Gross profit	-	849,224	-		849,224

Operating expenses
Selling, General and Administrative	41,856	908,397			950,253
Depreciation and Amortization expense	-	13,237			13,237
Total operating expenses	41,856	921,634	-		963,490

Other Income (Expense):
Interest expense	(408)	(9,472)			(9,880)
Income tax benefit	-	7,615			7,615

Net Income (Loss) before income taxes	(42,264)	(74,267)	-		(116,531)

Pro Forma Income Tax Expense (Benefit)	-	-	(22,226)	C	(22,226)

Pro Forma Net Income (Loss)	$ (42,264)	$ (74,267)	$ 22,226		$ (94,305)

Basic and diluted income (loss) per share	$ (0.00)				$ (0.00)

Basic and diluted weighted average common shares outstanding
	120,000,000		180,000,000		300,000,000

See accompanying notes to the unaudited pro forma financial statements.

Western Water Consultants, Inc.
Unaudited Pro Forma Statement of Operations

	Pacific Clean	Western Water
	Water Technologies, Inc.	Consultants Inc.	Pro Forma
	Year Ended	Year Ended
	January 31, 2012	December 31, 2011	Adjustments		Pro Forma
Revenue
Total Revenues	$ -	$ 2,290,463			$ 2,290,463

Cost of sales	-	1,336,404			1,336,404

Gross profit	-	954,059	-		954,059

Operating expenses
Selling, General and Administrative	17,410	638,198	153,409	B	809,017
Depreciation and Amortization expense	-	15,462			15,462
Total operating expenses	17,410	653,660	153,409		824,479

Other Income (Expense):
Interest Expense	(128)	(10,393)			(10,521)
Income Tax Expense	-	(19,131)			(19,131)

Net Income (Loss) before income taxes	$ (17,538)	$ 270,875	(153,409)		$ 99,928

Pro Forma Income Tax Expense (Benefit)	-	-	22,226	C	22,226

Pro Forma Net Income (Loss)	$ (17,538)	$ 270,875	$ (175,635)		$ 77,702

Basic and diluted income (loss) per share	$ (0.00)				$ 0.00

Basic and diluted weighted average common shares outstanding	120,000,000		180,000,000		300,000,000

See accompanying notes to the unaudited pro forma financial statements.

PACIFIC CLEAN TECHNOLOGIES, INC.
(formerly Unseen Solar, Inc.)
Notes to the Pro Forma Financial Statements
(Unaudited)

NOTE 1 – BASIS OF PRESENTATION

The unaudited pro forma consolidated balance sheet as of September 30, 2012 (Western Water) & October 31, 2012 (Pacific Clean Technologies, Inc. (PCWT), formerly Unseen Solar, Inc.) and the unaudited pro forma condensed statements of operations for the years ended December 31, 2011 and January 31, 2012 and the nine month period ended September 30, 2012 and October 31, 2012 (Western Water and PCWT, respectively) are based on the unaudited balance sheets of Pacific Clean Water Technologies, Inc. and Western Water Consultants, Inc., respectively, as of September 30, 2012 and October 31, 2012, the audited statements of operations for the year ended December 31, 2011 and January 31, 2012 and the unaudited statements of operations for the nine months ended September 30, 2012 and October 31, 2012 combined with pro forma adjustments to give effect to the merger as if it occurred on the first day of the earliest period presented.

These unaudited pro forma financial statements are provided for illustrative purposes and do not purport to represent what the combined companies’ financial position would have been if such transactions has occurred on the above mentioned dates. These statements were prepared based on accounting principles generally accepted in the United States. The use of estimates is required and actual results could differ from the estimates used. The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

NOTE 2 – PRO FORMA ADJUSTMENTS TO BALANCE SHEET AND STATEMENTS OF OPERATIONS

A – To reflect the issuance of 180,000,000 shares of PCWT to the shareholders of Western Water in exchange for 100% of the outstanding stock of Western Water.

B – To reflect the incremental increase of salary expense due to the employment agreement signed on October 1, 2012 to increase the base salary of the Company’s CEO and CFO to $240,000 per year.

C – To reflect the additional tax expense or benefit to be incurred by the Company from being taxed as an S Corporation to being taxed as a C Corporation .

For accounting purposes, the purchase transaction is being accounted for as a reverse acquisition. The transaction has been treated as a recapitalization of Western, with Western, whose shareholders and management took control of PCWT (the legal acquirer), considered the accounting acquirer.  The combined entity was renamed Pacific Clean Water Technologies, Inc. subsequent to the business combination.